Exhibit 99


                             Joint Filer Information


Name:                      Elan International Services, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    Iomed, Inc.
                           (IOX)


Date of Earliest
Transaction Required
to be Reported:            3/31/05


Signature:                 /s/ Kevin Insley
                           Name:  Kevin Insley
                                  -----------------------------------------
                           Title:    President and Chief Excecutive Officer
                           ELAN INTERNATIONAL SERVICES, LTD.